Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS ANNOUNCES INTENTION TO SEPARATE REFINED COAL BUSINESS

HIGHLANDS RANCH, Colorado, February 12, 2015– Advanced Emissions Solutions, Inc. (the “Company”) announced today that its Board of Directors (“Board”) has decided to pursue the separation of the Company’s Refined Coal-related business from its other Emissions Controls-related businesses.

As previously announced, the Board and management team have been working to evaluate financial and strategic opportunities to maximize stockholder value. The Board believes that separating the Company’s Refined Coal-related business will help further this objective. The Board is working to spin-off the Company’s ownership stake in Clean Coal Solutions, LLC, which would result in two independent, publicly traded companies.

Chris Shackelton, Chair of the Board’s Finance Committee, said, “Today’s announcement is a significant strategic step towards unlocking stockholder value and we are pleased that this process is underway.”

Dr. Michael D. Durham, President and CEO of the Company, added, “While the Company works through this process, the management team will remain steadfastly focused on serving our customers, achieving our business objectives and regaining compliance with the Company’s periodic reporting requirements.”

The Company is working with tax and other professional advisors to ensure that the separation is in the best interests of its stockholders and can be structured in a tax-efficient manner. A separation transaction could be finalized by early 2016.

For this transaction, Moelis & Company is serving as financial advisor and Gibson, Dunn & Crutcher LLP and Fortis Law Partners LLC are serving as legal counsel to the Company.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward looking information include statements or expectations including, but not limited to, separating the Company’s Refined Coal-related business, whether such separation transaction will maximize stockholder value, the structure, tax treatment and timing of a potential spin-off transaction, management’s focus and related matters. Such statements involve significant risks and uncertainties. There is no assurance as to the timing of a potential spin-off transaction or whether it will be completed. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to uncertainties that may delay or negatively impact the spin-off transaction, the inability to structure a potential spin-off transaction in a way that the tax treatment is favorable to stockholders, the inability to obtain the required consents for a potential spin-off transaction, disruption to business operations as a result of the proposed spin-off transaction and the inability of either business to successfully operate independently; economic conditions and market demand; timing of or changes to laws, regulations and any legal challenges to or repeal of them; changes in the Refined Coal (“RC”) business that may adversely affect the benefits we expect from a potential spin-off transaction; termination of or amendments to the contracts for RC facilities; loss of key personnel; intellectual property infringement claims from third parties and other legal proceedings; and risks relating to the substantial costs and diversion of personnel’s attention and resources due to the audits and re-audits and filing any required restatements and periodic reports and related litigation and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com